UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2013

OCI Resources LP
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36062	46-2613366
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

Five Concourse Parkway
Suite 2500
Atlanta, Georgia	30328
(Address of principal executive office)	(Zip Code)

(770) 375-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of December 11, 2013, Angela A. Minas was appointed as an independent director to the board of directors (the “Board”) of OCI Resource Partners LLC (the “General Partner”), the general partner of OCI Resources LP (the “Partnership”). Ms. Minas was also appointed to serve on the Board’s audit committee (the “Audit Committee”) and conflicts committee.

As an independent director, Ms. Minas will participate in the General Partner’s compensation program for non-employee directors, described on pages 149 through 154 of the Partnership’s Registration Statement on Form S-1 (declared effective by the Securities and Exchange Commission on September 12, 2013).

There is no arrangement or understanding between Ms. Minas and any other person pursuant to which Ms. Minas was selected to serve as a director of the General Partner. There are no relationships between Ms. Minas and the Partnership that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In compliance with Section 303A of the New York Stock Exchange Listed Company Manual, which requires a company listing in conjunction with its initial public offering to have at least a majority of independent directors on its audit committee within 90 days of the effective date of the company’s registration statement, Mark J. Lee was removed from the Audit Committee effective December 11, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCI RESOURCES LP

By:	OCI Resource Partners LLC,
its General Partner

By:	/s/ Nicole C. Daniel
Nicole C. Daniel
Vice President, General Counsel and Secretary

Date: December 13, 2013